UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

AMPHENOL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10879	22-2785165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 Hall Avenue, Wallingford, Connecticut, 06492
(Address of Principal Executive Offices, and Zip Code)

(203) 265-8900
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
3.125% Senior Notes due 2032	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box: ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box: ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box: ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-270605

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Securities To Be Registered.

The securities to be registered hereunder are €600,000,000 aggregate principal amount of 3.125% Senior Notes due 2032 (the “Notes”) issued by Amphenol Corporation, a Delaware corporation (the “Registrant”).

Descriptions of the general terms and provisions of the Notes are set forth under the caption “Description of Senior Debt Securities” in the prospectus dated March 16, 2023, included in the Registrant’s Registration Statement on Form S-3ASR filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2023 (File No. 333-270605), and under the caption “Description of the Notes” in the prospectus supplement thereto dated June 11, 2025, which was filed with the SEC on June 12, 2025 pursuant to Rule 424(b) under the Securities Act of 1933, as amended and are incorporated by reference herein.

Item 2.	Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of March 16, 2023, between the Registrant and U.S. Bank Trust Company, National Association, as trustee (incorporated herein by reference from Exhibit 4.1 to the Registrant’s Form S-3 filed on March 16, 2023)
4.2	Officers’ Certificate, dated June 16, 2025, establishing the Notes pursuant to the Indenture (incorporated herein by reference from Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on June 16, 2025)
4.3	Form of Global Note for the Notes (incorporated herein by reference from Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed on June 16, 2025).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 16, 2025

AMPHENOL CORPORATION

	By:	/s/ Craig A. Lampo
Craig A. Lampo
Senior Vice President and Chief Financial Officer